Exhibit 99.1

Sugarmade Issues Letter to Shareholders on Coming Expansion Steps

NEW YORK, Oct. 12, 2020 (GLOBE NEWSWIRE) -- via NetworkWire – Sugarmade, Inc. (OTCMKTS:SGMD) (“Sugarmade”, “SGMD”, or the “Company”) is pleased to issue the following Letter to Shareholders on behalf of the CEO:

Dear Valued Shareholder,

This is an exciting moment in the history of Sugarmade. We have assembled the building blocks of a coherent and cohesive strategic vision, and we are more grateful than ever for your continued patience, commitment, and support as we put in motion key next steps to manifest that vision and drive strong and sustained shareholder value as a key emerging leader in the California cannabis marketplace.

Today, I want to highlight two themes that will help to drive our value proposition for shareholders over the intermediate term: geographic expansion for BudCars and our move to vertically integrate through the establishment of cultivation operations. Together, they represent tangible catalysts driving both top and bottom line growth.

As you may be aware, we have been working to expand the scope, scale, and reach of BudCars, a rapidly growing leader in the California cannabis delivery space – where we hold a 40% stake, with an option to take a controlling 70% stake, and where we are actively engaged in strategic and operational execution of the business.

BudCars has demonstrated dramatic growth over the past 6-8 months, consistently surpassing our modeled expectations as customer acquisition and per-order volumes have powered organic growth within the geographic reach of the BudCars delivery zone in the Sacramento metropolitan area in Northern California. However, to fuel the next phase of our overarching vision, we must begin to expand our geographic reach.

Today, I have good news: that expansion is officially underway. We are expanding BudCars initially into the North San Francisco Bay Area and the Wine Country Counties. That will be followed by our grand opening of BudCars Los Angeles, which we anticipate now will take place sometime in November.

The initial move into the North Bay Wine Country area is ripe with potential. Recent data covering cannabis-related tax receipts from Sonoma County suggest the area is experiencing a cannabis boom, with growth of over 35%, according to a North Bay Business Journal report.

As we begin to see tourism return in the wake of the global pandemic health crisis, we anticipate this region to represent one of the strongest bets as well, and we are excited about positioning BudCars to capitalize on that growth trend.

Expansion in the North Bay Wine Country area will be a key driver for BudCars because it represents more than a doubling of our total delivery territory, with the newly added delivery radius focused on a strong and rapidly growing region.

That expansion move will be quickly followed by our BudCars LA grand opening, which, as noted above, we expect to take place next month. Los Angeles is an enormous market for cannabis sales. It stands as perhaps the largest metropolitan cannabis marketplace on the planet. And we will be thrilled to see BudCars lay down roots and start taking market share in the area.

Finally, we are also excited about building our cultivation presence. As noted in recent Company communications, we have secured a property zoned for cannabis cultivation, and we are currently working with regulators to move forward with the property. This move will function to widen our margins on BudCars sales as well as to position Sugarmade to capitalize on growing demand in a chronically undersupplied marketplace. Because of our access to end-market consumers through our BudCars distribution channel, we will also have an advantage over other cultivators in establishing a branded line of cannabis products, further supporting widening margins at each point in the chain.

These are exciting times for Sugarmade. We have a rapidly growing business, and we are taking concrete steps now to build on that growth. Once again, we are very grateful to our committed base of support, and I look forward to keeping you engaged as we continue to make new strides and reach new milestones.

Best Regards,

Jimmy Chan, CEO

About Sugarmade, Inc.

Sugarmade, Inc. (OTCMKTS: SGMD) is a product and branding marketing company investing in operations and technologies with disruptive potential. Our Brand portfolio includes CarryOutsupplies.com, SugarRush™ and Budcars.com. For more information please reference www.Sugarmade.com .

FORWARD-LOOKING STATEMENTS: This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others. such as, but not limited to economic conditions, changes in the laws or regulations, demand for products and services of the company, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Corporate Contact:

Jimmy Chan

+1-(888)-982-1628

info@Sugarmade.com

Public Relations:

Tiger Marketing & Branding Agency

info@TigerGMP.com

www.TigerGMP.com

Corporate Communications:

InvestorBrandNetwork (IBN)

Los Angeles, California

www.InvestorBrandNetwork.com

310.299.1717 Office

Editor@InvestorBrandNetwork.com